Exhibit 99.1

Investor Contact:                         Media Contact:
Nicole Vattimo                            Dana Grosser
SEI    SEI
+1 610-676-4385                        +1 610-676-2459
nvattimo@seic.com                         dgrosser@seic.com
Pages:        8

FOR IMMEDIATE RELEASE

SEI REPORTS FOURTH-QUARTER 2014 FINANCIAL RESULTS
Income from Operations Increases 32 Percent

OAKS, Pa., January 28, 2015 -- SEI Investments Company (NASDAQ:SEIC) today announced financial results for the fourth-quarter 2014. Diluted earnings per share were $.45 in fourth-quarter 2014 compared to $.37 in fourth-quarter 2013. Earnings were negatively affected by an after-tax charge of approximately $10.7 million related to the write down of an equity investment in a wealth services firm based in China. This charge was partially offset by the tax benefit derived from the reinstatement of the Research and Development Tax Credit during the fourth-quarter 2014 (see Fourth-Quarter Business Highlights for more information).

Consolidated Overview
(In thousands, except earnings per share)	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2014	2013	%	2014	2013	%

Revenues	$322,757	$299,024	8%	$1,266,005	$1,126,132	12%
Net income attributable to SEI	77,097	65,515	18%	318,713	288,124	11%
Diluted earnings per share	$0.45	$0.37	22%	$1.85	$1.64	13%
"Our financial results for the fourth quarter finish a year of solid progress across all of our units," said Alfred P. West, Jr., SEI Chairman and CEO. "In addition, the continued market acceptance of our solutions validate the ongoing investments we make to effectively serve our clients in the rapidly changing wealth, investment and asset management markets.
"As always, our focus on creating long-term sustainable growth and increased shareholder value is unwavering."

Summary of Fourth-Quarter Results by Business Segment

(In thousands)	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2014	2013	%	2014	2013	%
Private Banks:
Revenues	$111,959	$105,880	6%	$441,467	$397,138	11%
Expenses	99,975	102,767	(3)%	399,620	392,399	2%
Operating Profit	11,984	3,113	NM	41,847	4,739	NM
Gain on sale of subsidiary	—	—	—%	5,582	22,112	NM
Total Profit	11,984	3,113	NM	$47,429	$26,851	NM
Operating Margin (A)	11%	3%		9%	1%

Investment Advisors:
Revenues	72,872	65,384	11%	283,811	241,252	18%
Expenses	38,448	35,671	8%	146,500	133,962	9%
Operating Profit	34,424	29,713	16%	137,311	107,290	28%
Operating Margin	47%	45%		48%	44%

Institutional Investors:
Revenues	72,466	67,273	8%	284,677	257,658	10%
Expenses	36,044	35,623	1%	140,659	133,218	6%
Operating Profit	36,422	31,650	15%	144,018	124,440	16%
Operating Margin	50%	47%		51%	48%

Investment Managers:
Revenues	64,211	59,539	8%	251,310	226,081	11%
Expenses	40,387	39,545	2%	159,176	148,977	7%
Operating Profit	23,824	19,994	19%	92,134	77,104	19%
Operating Margin	37%	34%		37%	34%

Investments in New Businesses:
Revenues	1,249	948	32%	4,740	4,003	18%
Expenses	5,063	3,949	28%	18,377	15,723	17%
Operating Loss	(3,814)	(3,001)	NM	(13,637)	(11,720)	NM

Totals:
Revenues	$322,757	$299,024	8%	$1,266,005	$1,126,132	12%
Expenses	219,917	217,555	1%	864,332	824,279	5%
Corporate overhead expenses	12,576	13,014	(3)%	48,889	53,733	(9)%
NCI reflected in segments	—	—	—%	—	(289)	NM
Income from operations	$90,264	$68,455	32%	$352,784	$248,409	42%

(A) Percentages determined exclusive of gain on sale of subsidiary.

Fourth-Quarter Business Highlights:

•
Revenue growth was primarily driven by higher Asset management, administration, and distribution fees from market appreciation and improved cash flows from new and existing clients. Our average assets under management, excluding LSV, increased $17.4 billion, or 11 percent, to $169.1 billion in the fourth-quarter 2014, as compared to $151.7 billion during the fourth-quarter 2013.

•
Our average assets under administration increased $54.5 billion, or 17 percent, to $372.4 billion in the fourth-quarter 2014, as compared to $317.8 billion during the fourth-quarter 2013 (see attached Ending and Average Asset Balances schedules for further details).

•
Sales events, net of client losses, during fourth-quarter 2014 totaled approximately $23.1 million and are expected to generate net annualized recurring revenues of approximately $20.0 million when contract values are fully realized.

•
All four core business segments realized revenue and profit margin growth as compared to fourth-quarter 2013 results. Operating margins in all four core business segments improved primarily from increased recurring revenues generated from the higher levels of assets under management and administration.

•
Income from LSV increased $3.2 million, or 10 percent, to $35.3 million in fourth-quarter 2014 as compared to $32.1 million in fourth-quarter 2013 due to an increase in assets under management from market appreciation and an increase in performance fees earned by LSV.

•
We recorded an after-tax charge of approximately $10.7 million, or $0.06 diluted earnings per share, during the fourth-quarter 2014 for the write down of our investment in Gao Fu, a wealth services firm based in China. The after-tax earnings per share impact is a result of the non-deductibility of the charge for U.S. federal tax purposes due to the investment in Gao Fu being held by an Irish subsidiary. This charge against earnings is reflected in Equity in earnings of unconsolidated affiliates on the accompanying Consolidated Statements of Operations.

•
Stock-based compensation expense during the fourth-quarter 2014 decreased by $6.9 million primarily due to the acceleration of expense recognition during the comparable period of 2013 for stock options that achieved performance vesting targets earlier than originally estimated.

•
Amortization expense related to capitalized software was $10.0 million during the fourth-quarter 2014 as compared to $9.0 million during the fourth-quarter 2013 due to continued releases of the SEI Wealth PlatformSM.

•
Our effective tax rates were 33.3 percent in fourth-quarter 2014 and 35.2 percent in fourth-quarter 2013. The decrease in our tax rate was primarily due to reinstatement of the Research and Development Tax Credit, which occurred during the fourth-quarter 2014. This tax benefit was offset by the non-deductibility of a significant portion of the Gao Fu charge noted above.

•	In fourth-quarter 2014, we repurchased 1.6 million shares of our common stock for $62.6 million.

Earnings Conference Call
A conference call to review earnings is scheduled for 2 p.m. Eastern time on January 28, 2015. Investors may listen to the call at seic.com/investors. The call may also be accessed at many financial services websites, including Google Finance and Yahoo Finance. Investors may also listen to replays at these websites, or by telephone at (USA) 800-475-6701; (International) 320-365-3844, access code 351742.

About SEI
SEI (NASDAQ:SEIC) is a leading global provider of investment processing, investment management, and investment operations solutions that help corporations, financial institutions, financial advisors, and ultra-high-net-worth families create and manage wealth. As of December 31, 2014, through its subsidiaries and partnerships in which the company has a significant interest, SEI manages or administers $625 billion in mutual fund and pooled or separately managed assets, including $253 billion in assets under management and $372 billion in client assets under administration. For more information, visit seic.com.

Many of the statements in this release may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2014	2013	2014	2013

Asset management, admin. and distribution fees	$242,966	$220,585	$948,932	$831,720
Information processing and software servicing fees	70,437	70,085	285,463	261,691
Transaction–based and trade execution fees	9,354	8,354	31,610	32,721

Total revenues	322,757	299,024	1,266,005	1,126,132

Subadvisory, distribution and other asset mgmt costs	38,798	33,194	149,791	121,989
Software royalties and other information processing costs	7,990	8,343	33,522	31,255
Brokerage commissions	6,785	6,358	23,002	24,649
Compensation, benefits and other personnel	95,663	92,817	376,873	357,453
Stock-based compensation	3,982	10,868	13,463	37,865
Consulting, outsourcing and professional fees	33,535	32,732	136,818	131,399
Data processing and computer related	12,959	14,373	52,512	51,401
Facilities, supplies and other costs	16,759	17,333	66,113	64,613
Amortization	10,068	9,104	38,679	34,602
Depreciation	5,954	5,447	22,448	22,497

Total expenses	232,493	230,569	913,221	877,723

Income from operations	90,264	68,455	352,784	248,409

Net gain on investments	565	21	614	659
Interest and dividend income	1,106	828	3,354	3,248
Interest expense	(116)	(113)	(458)	(535)
Equity in earnings of unconsolidated affiliates	23,706	31,872	127,786	118,076
Gain on sale of subsidiary	—	—	5,582	22,112
Other income	—	—	—	43,429

Income before income taxes	115,525	101,063	489,662	435,398

Income taxes	38,428	35,548	170,949	146,924

Net income	77,097	65,515	318,713	288,474

Less: Net income attributable to the noncontrolling interest	—	—	—	(350)

Net income attributable to SEI	$77,097	$65,515	$318,713	$288,124

Basic earnings per common share	$0.46	$0.39	$1.89	$1.68

Shares used to calculate basic earnings per share	167,146	170,113	168,246	171,561

Diluted earnings per common share	$0.45	$0.37	$1.85	$1.64

Shares used to calculate diluted earnings per share	171,326	174,766	172,565	175,718

SEI INVESTMENTS COMPANY
BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	December 31,
	2014	2013
Assets
Current Assets:
Cash and cash equivalents	$667,446	$578,273
Restricted cash	5,801	5,500
Receivables from regulated investment companies	48,393	39,364
Receivables, net	194,419	186,664
Securities owned	21,175	21,133
Other current assets	18,193	16,166
Total Current Assets	955,427	847,100

Property and Equipment, net	125,535	118,995
Capitalized software, net	309,040	312,615
Investments available for sale	77,609	83,323
Investments in affiliated funds, at fair value	4,523	4,849
Investment in unconsolidated affiliates	54,290	61,370
Other assets, net	16,451	10,917
Total Assets	$1,542,875	$1,439,169

Liabilities and Equity
Current Liabilities:
Accounts payable	$10,588	$16,235
Accrued liabilities	207,429	188,123
Deferred income taxes, net	1,414	1,653
Deferred revenue	1,749	1,977
Total Current Liabilities	221,180	207,988

Deferred income taxes	63,755	66,572
Other long-term liabilities	10,327	8,607
Total Liabilities	295,262	283,167

Shareholders' Equity:
Common stock	1,667	1,692
Capital in excess of par value	834,615	721,219
Retained earnings	420,226	431,604
Accumulated other comprehensive (loss) income, net	(8,895)	1,487
Total Shareholders' Equity	1,247,613	1,156,002
Total Liabilities and Shareholders' Equity	$1,542,875	$1,439,169

SEI INVESTMENTS COMPANY
ENDING ASSET BALANCES
(In millions)
(Unaudited)

	Dec 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec 31,
	2013	2014	2014	2014	2014
Private Banks:
Equity/Fixed Income programs	$15,472	$16,918	$18,679	$18,634	$18,666
Collective Trust Fund programs	14	14	12	11	8
Liquidity funds	5,685	5,670	5,274	5,331	5,889
Total assets under management	$21,171	$22,602	$23,965	$23,976	$24,563
Client assets under administration	15,272	15,641	15,347	16,288	16,741
Total assets	$36,443	$38,243	$39,312	$40,264	$41,304

Investment Advisors:
Equity/Fixed Income programs	$38,574	$39,981	$42,125	$42,260	$43,845
Collective Trust Fund programs	11	13	13	9	9
Liquidity funds	2,846	2,802	2,696	3,086	3,173
Total assets under management	$41,431	$42,796	$44,834	$45,355	$47,027

Institutional Investors:
Equity/Fixed Income programs	$66,548	$69,194	$71,598	$72,006	$72,828
Collective Trust Fund programs	109	102	100	98	95
Liquidity funds	2,644	2,505	2,414	2,891	2,929
Total assets under management	$69,301	$71,801	$74,112	$74,995	$75,852

Investment Managers:
Equity/Fixed Income programs	$69	$68	$64	$64	$27
Collective Trust Fund programs	22,377	22,633	22,598	21,297	20,833
Liquidity funds	718	782	802	1,018	946
Total assets under management	$23,164	$23,483	$23,464	$22,379	$21,806
Client assets under administration (A)	311,992	326,735	337,492	346,841	355,890
Total assets	$335,156	$350,218	$360,956	$369,220	$377,696

Investments in New Businesses:
Equity/Fixed Income programs	$619	$632	$659	$703	$736
Liquidity funds	46	49	38	118	98
Total assets under management	$665	$681	$697	$821	$834

LSV Asset Management:
Equity/Fixed Income programs	$76,189	$77,973	$82,026	$81,536	$82,665

Total:
Equity/Fixed Income programs (B)	$197,471	$204,766	$215,151	$215,203	$218,767
Collective Trust Fund programs	22,511	22,762	22,723	21,415	20,945
Liquidity funds	11,939	11,808	11,224	12,444	13,035
Total assets under management	$231,921	$239,336	$249,098	$249,062	$252,747

Client assets under administration (C)	327,264	342,376	352,839	363,129	372,631
Total assets	$559,185	$581,712	$601,937	$612,191	$625,378

(A)
Client assets under administration in the Investment Managers segment include $53.0 billion of assets balances that require limited services and therefore are at fee levels below our normal full service assets (as of December 31, 2014).

(B)	Equity/Fixed Income programs include $5.2 billion of assets invested in various asset allocation funds at December 31, 2014.

(C)	In addition to the numbers presented, SEI also administers an additional $6.5 billion in Funds of Funds assets (as of
December 31, 2014) on which SEI does not earn an administration fee.

SEI INVESTMENTS COMPANY
AVERAGE ASSET BALANCES
(In millions)
(Unaudited)

	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2013	2014	2014	2014	2014
Private Banks:
Equity/Fixed Income programs	$14,901	$16,114	$17,829	$18,804	$18,606
Collective Trust Fund programs	11	14	12	12	10
Liquidity funds	5,218	5,757	5,429	5,466	5,537
Total assets under management	$20,130	$21,885	$23,270	$24,282	$24,153
Client assets under administration	14,702	15,366	15,069	15,707	16,451
Total assets	$34,832	$37,251	$38,339	$39,989	$40,604

Investment Advisors:
Equity/Fixed Income programs	$37,520	$39,005	$40,887	$42,389	$43,104
Collective Trust Fund programs	13	13	13	11	9
Liquidity funds	2,785	2,806	2,637	2,830	3,087
Total assets under management	$40,318	$41,824	$43,537	$45,230	$46,200

Institutional Investors:
Equity/Fixed Income programs	$65,750	$67,697	$70,706	$72,010	$72,771
Collective Trust Fund programs	110	103	134	98	96
Liquidity funds	2,720	2,571	2,664	2,883	2,973
Total assets under management	$68,580	$70,371	$73,504	$74,991	$75,840

Investment Managers:
Equity/Fixed Income programs	$75	$68	$68	$64	$64
Collective Trust Fund programs	21,345	22,004	22,447	22,123	21,140
Liquidity funds	592	738	824	962	904
Total assets under management	$22,012	$22,810	$23,339	$23,149	$22,108
Client assets under administration	303,131	320,644	333,373	344,661	355,903
Total assets	$325,143	$343,454	$356,712	$367,810	$378,011

Investments in New Businesses:
Equity/Fixed Income programs	$613	$623	$640	$688	$731
Liquidity funds	33	46	43	139	97
Total assets under management	$646	$669	$683	$827	$828

LSV Asset Management:
Equity/Fixed Income programs	$75,240	$76,306	$79,866	$82,402	$83,187

Total:
Equity/Fixed Income programs	$194,099	$199,813	$209,996	$216,357	$218,463
Collective Trust Fund programs	21,479	22,134	22,606	22,244	21,255
Liquidity funds	11,348	11,918	11,597	12,280	12,598
Total assets under management	$226,926	$233,865	$244,199	$250,881	$252,316

Client assets under administration	317,833	336,010	348,442	360,368	372,354
Total assets	$544,759	$569,875	$592,641	$611,249	$624,670